UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 23, 2010

Biolase Technology, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Cromwell, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-361-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 23, 2010, Biolase Technology, Inc. (the "Company") entered into a Distribution and Supply Agreement (the "Agreement") with Henry Schein, Inc. ("Henry Schein").

The Agreement terminated that certain License and Distribution Agreement, dated as of August 8, 2006, by and between the Company and Henry Schein, as amended (the "Terminated Distribution Agreement"), which provided for, among other things, exclusive distribution rights for Henry Schein in North America.

Under the Agreement, the Company granted Henry Schein certain non-exclusive distribution rights in North America, and in other international markets, with respect to the Company’s dental laser systems, accessories, and related support and services. In addition, the Company granted Henry Schein exclusivity in selected international markets. The Agreement is effective as of August 30, 2010.

Concurrent with the execution of the Agreement, Henry Schein placed an irrevocable $9 million open purchase order for the Company's products, together with certain advance payment amounts in respect of such products. In connection with the advance payment, the Company agreed to enter into an Amended and Restated Security Agreement, dated September 23, 2010 and with an effective date of August 30, 2010 (the "Security Agreement"), which amended and restated that certain Security Agreement, dated February 16, 2010. The Security Agreement granted to Henry Schein a security interest in the Company’s inventory and assets as security for advance payment amounts made under the Agreement and the Terminated Distribution Agreement, such security interest to be released by Henry Schein upon products delivered in respect of the purchase order set forth above.

The Agreement has an initial term that ends on December 31, 2013, after which the Agreement will automatically renew for successive terms unless certain notice is provided by either party to the other, and Henry Schein's distribution rights in those territories other than North America shall terminate on December 31, 2012.

As part of the Agreement, Henry Schein agreed to engage in a substantial marketing and promotional campaign with regard to the Company's iLase(TM) product line throughout North America.

On September 23, 2010, the Company entered into a Waiver and Amendment No. 1 to Loan and Security Agreement (the "Waiver"), with MidCap Funding III, LLC and Silicon Valley Bank (collectively, the "Lenders"). In connection with the Waiver, the Lenders agreed to, among other things, waive certain covenants under that certain Loan and Security Agreement, dated as of May 27, 2010, by and between the Company and the Lenders (the "Loan Agreement"), specifically with respect to the Company’s non-compliance with certain minimum EBITDA financial covenants. The Waiver contains amendments and additional covenants regarding, among other things, loan amortization, loan prepayment without penalty for certain periods, equity raise covenants, supplemental financial reporting, supplemental cooperation with the Lenders, and additional disclosures and notices.

In connection with the Waiver, the Company entered into an amendment to those certain existing warrants previously issued to the Lenders in connection with the Loan Agreement, which amendment contains a new per share exercise price of $0.84.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K regarding the Security Agreement undertaking is incorporated by reference into this Item 2.03.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase Technology, Inc.

September 29, 2010	By:	/s/ Federico Pignatelli

Name: Federico Pignatelli
Title: Chairman and CEO